Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SHOWPOWER, INC.


                                    ARTICLE I

       The name of the corporation (the "Corporation") is Showpower, Inc.

                                   ARTICLE II

                  The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company. Said address is located in New Castle County, Delaware.

                                   ARTICLE III

                  The nature of the business or purposes to be conducted or promoted are:

                  (a) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; and

                  (b) In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of the State of Delaware or by any other law of Delaware or by this certificate of incorporation, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

                                   ARTICLE IV

                  Section 1. Capital Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 7,500,000 shares, consisting of 6,500,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

                  Section 2.  Common Stock.

                  (a) Subject to any voting rights that may be conferred upon the holders of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which stockholders have the right to vote.

                  (b) Subject to any limitations prescribed in this Article IV and any further limitations prescribed in accordance therewith, and subject to any prior rights that may be


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conferred upon the holders of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, and except as otherwise provided by law, the holders of shares of Common Stock shall be entitled to receive when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, pro rata dividends payable either in cash, in property or securities of the Corporation.

                  (c) Subject to any prior rights that may be conferred upon the holders of any series of the Preferred Stock established by the Board of Directors pursuant to authority herein provided, holders of shares of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders in the event of any liquidation, dissolution or winding up of the Corporation.

                  Section 3. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock or any shares of stock of any other class need not be identical. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

                  (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                  (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of


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         the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

                  (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly required by law (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors by resolution pursuant to this Section and (ii) no share of Common Stock shall have any voting rights with respect to any amendment to the terms of any series of Preferred Stock; provided however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

                                    ARTICLE V

                  The Board of Directors is expressly authorized to exercise all powers granted to the directors by law except insofar as such powers are limited or denied herein or in the By-Laws of the Corporation. In furtherance of such powers, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

                                   ARTICLE VI

                  Section 1. Number of Directors. The initial Board of Directors of the Corporation shall be composed of (5) members, which number may be changed from time to time in the manner provided in the By-Laws of the Corporation. Whenever the number of


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Directors shall be six (6) or more, the By-Laws may also provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into three (3) classes (with each class containing one-third (1/3) of the total, as near as may be) whose terms of office expire in accordance with
Section 141(d) of the General Corporation Law of Delaware. In the event the Board of Directors is divided into three (3) classes, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                  Section 2. Vacancies. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until their successors shall be elected and qualified (or in the event the By-Laws of the Corporation provide that the Board of Directors be divided into three (3) classes, shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified).

                  Section 3. Removal of Directors. Notwithstanding any other provisions of this certificate of incorporation or the By-Laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the By-Laws of the Corporation), any director or the entire Board of Directors of the Corporation may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose, or by written consent. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Section shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                                   ARTICLE VII

                  Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.



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                                  ARTICLE VIII

                  Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if the consent or consents in writing, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and must be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                  Every written consent must bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required in this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this Section.

                                   ARTICLE IX

                  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Without limiting the generality of the foregoing, no director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

                  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of


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the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The Corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article or in any such contract.

                  Neither the amendment nor the repeal of this Article IX, nor the adoption of any provision of the certificate of incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                    ARTICLE X

                  The name and address of the members of the first Board of Directors of the Corporation are as follows:


                                  Number and Street                     City, State
         Name                        or Building                         Zip Code
         ----                     ------------------                    ------------
Joseph A. Ades            18128 South Santa Fe Avenue        Rancho Dominguez, CA 90221
David C. Bernstein        18128 South Santa Fe Avenue        Rancho Dominguez, CA 90221
John J. Campion           18128 South Santa Fe Avenue        Rancho Dominguez, CA 90221
Robert E. Masterson       18128 South Santa Fe Avenue        Rancho Dominguez, CA 90221
Jeffrey B. Stone          18128 South Santa Fe Avenue        Rancho Dominguez, CA 90221




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                                   ARTICLE XI

                  The name and address of the incorporator of the Corporation are as follows:


                               Number and Street                  City, State
         Name                     or Building                      Zip Code
         ----                 -------------------                 ------------
David C. Worrell             300 North Meridian Street       Indianapolis, IN 46204-1782
                             Suite 2700


                                   ARTICLE XII

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute.


                  IN WITNESS WHEREOF, the undersigned, being the incorporator designated in Article XI, executes this Certificate of Incorporation this 5th day of March, 1998.



                                             -----------------------------------
                                             David C. Worrell


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